EXHIBIT (8)(b)(3)
Amendment No. 9 to Participation Agreement (AllianceBernstein)
AMENDMENT NO. 9 TO PARTICIPATION AGREEMENT
BETWEEN ALLIANCE CAPITAL MANAGEMENT, L.P., ALLIANCEBERNSTEIN
INVESTMENT RESEARCH AND MANAGEMENT, INC. AND MERRILL LYNCH LIFE
INSURANCE COMPANY
     THIS AMENDMENT, dated as of March 1, 2005, by and among Alliance Capital Management L.P., a Delaware limited partnership (the “Adviser), AllianceBernstein Investment Research and Management, Inc., a Delaware corporation (the “Underwriter”) and Merrill Lynch Life Insurance Company, an Arkansas life insurance company (the “Company”);
WITNESSETH:
     WHEREAS, the Adviser, the Underwriter and the Company heretofore entered into a Participation Agreement dated December 12, 1996, as amended (the “Agreement”), with regard to separate accounts established for variable life insurance and/or variable annuity contracts offered by the Company; and
     WHEREAS, the Adviser, the Underwriter and the Company desire to amend Schedule A to the Agreement in accordance with the terms of the Agreement.
     The following is added under Section 4. Legal Compliance:
     Section 4.8 Market Timing
     The Company agrees that it will take any and all actions reasonably necessary to ensure the compliance of contract owners with the Fund’s policies prohibiting “market timing”, as set forth in the Fund’s current prospectus. In the event that it should come to the Company’s attention that any contract owner is engaging in a pattern of purchases, redemptions, and/or exchanges of shares of a Fund that may evidence “market timing”, the Company shall notify the Distributor of such pattern. As permitted by law, the Company agrees to cooperate fully with the Distributor for the purpose of preventing “market timing”, and will upon request furnish the Distributor such information as Distributor may consider necessary or desirable to review the possible existence and extent of “market timing” by any contract owner. The Company will take any and all such actions as the Distributor may reasonably request in order to terminate any pattern of trading that the Distributor considers to be “market timing”, including imposing limitations on a contract owner’s ability to purchase or exchange shares of the Fund.

     NOW, THEREFORE, in consideration of the above premises, the Adviser, the Underwriter and the Company hereby agree:
1.	Amendment. Schedule A to this Agreement is amended in its entirety and is replaced by the Schedule A attached hereto.

2.	Effectiveness. The amended Schedule A of the Agreement shall be effective as the date hereof.

3.	Continuation. Except as set forth above, the Agreement shall remain in full force and effective in accordance with its terms.

4.	Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original.
(Signatures located on following page)

     IN WITNESS WHEREOF, the Adviser, the Underwriter and the Company have caused the Amendment to be executed by their duly authorized officers effective as of the day and year first above written.

ALLIANCE CAPITAL MANAGEMENT L.P.		MERRILL LYNCH LIFE INSURANCE COMPANY

By:	/s/ Marc O. Mayer	By:	/s/ Edward W. Diffin, Jr.

Name:	Marc O. Mayer	Name:	Edward W. Diffin, Jr.
Title:	Executive Vice President	Title:	Vice President & Senior Counsel
Date:	3/8/05	Date:

ALLIANCEBERNSTEIN INVESTMENT RESEARCH AND MANAGEMENT, INC.

By:	/s/ Stephen Scanlon

Name:	Stephen Scanlon
Title:	Senior Vice President
Date:	3/3/05

Schedule A
FUNDS AVAILABLE UNDER THE CONTRACTS
AllianceBernstein Variable Products Series Fund, Inc.
AllianceBernstein Growth and Income Portfolio
AllianceBernstein Premier Growth Portfolio
AllianceBernstein Technology Portfolio
AllianceBernstein Small Cap Value Portfolio
AllianceBernstein Value Portfolio
SEPARATE ACCOUNTS UTILIZING THE FUNDS
Merrill Lynch Life Variable Annuity Separate Account A
Merrill Lynch Variable Life Separate Account
Merrill Lynch Life Variable Life Separate Account II
CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS
Merrill Lynch Retirement Plus
Forms ML-VA-001 and ML-VA-002
Merrill Lynch Retirement Power
Form ML-VA-003
Merrill Lynch Retirement Optimizer
Form ML-VA-004
Merrill Lynch Legacy Power
Form MSPOO
Merrill Lynch Investor ChoiceSM Annuity
ML-VA-010
Merrill Lynch Prime Plans, I, II, II, IV, V, VI, 7
Merrill Lynch Prime Plan Investor
Merrill Lynch Investor Life
Merrill Lynch Investor Life Plus
Merrill Lynch Estate Investor I
Merrill Lynch Estate Investor II
Directed Life, Directed Life 2
As of March 4, 2005